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                                                                   EXHIBIT 99.1


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of ______________, 1998, is by and among GATOR OUTDOOR ADVERTISING, INC., a Florida corporation ("GATOR"); OUTDOOR SYSTEMS, INC., a Delaware corporation (THE "COMPANY"); GATOA, INC. ("GATOA"), a Florida corporation and a subsidiary of the Company; and the Stockholders of Gator for purposes of Articles V, X, XI and XII.

                                    RECITALS

     A. The Company desires to acquire Gator, and Gator desires to be acquired by the Company on the terms and conditions herein set forth.

     B. The respective Boards of Directors of Gator, the Company and GATOA have determined that it is in the best interests of their respective stockholders that GATOA merge with and into Gator (the "Merger"), in accordance with the Laws of the State of Florida ("Florida Law"), as a result of which Gator will be the surviving corporation in the Merger.

     C. The respective Boards of Directors of the Company, Gator and GATOA have adopted and approved this Agreement and the other transactions contemplated hereby.

     D. The shareholders of both GATOA and Gator have voted to adopt and approve this Agreement and the other transactions contemplated hereby.


                                    AGREEMENT

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the indicated meanings, which meanings shall be applicable both to the singular and plural forms of such term, except to the extent otherwise indicated in a definition of a particular term.

      1.1 "Affiliate" shall have the meaning specified in Rule 12b-2 of the regulations promulgated under the Exchange Act. With respect to an individual, the term Affiliate shall also include any immediate family member of such individual and any Affiliates of such family members.

      1.2 "Affiliate Lease" shall have the meaning specified in Section 7.6 of this Agreement.
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      1.3 "Affiliated Group" shall mean any group of corporations with respect to which a consolidated tax return was, or was required to have been, filed.

      1.4 "Agreement" shall have the meaning specified in the first paragraph of this Agreement.

      1.5 "Articles of Merger" shall mean that certain Articles of Merger dated as of the Closing Date, substantially in the form of Exhibit 1.5 hereto.

      1.6 "Average Share Price" shall mean the average closing price of Outdoor Systems Stock on the New York Stock Exchange during the five (5) trading days prior to the first (1st) trading day before the Closing Date.

      1.7 "Balance Sheet" shall mean the unaudited Balance Sheet of Gator as of the Balance Sheet Date.

      1.8 "Balance Sheet Date" shall mean May 15, 1998.

      1.9 "Bankruptcy and Equity Exceptions" shall mean applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      1.10 "Best Efforts" shall mean reasonable good faith efforts but shall in no event require the commencement of litigation against any third party or any payment to any third party.

      1.11 "Billboard Leases" shall have the meaning specified in Section
4.9(c).

      1.12 "Billboards" shall have the meaning specified in Section 4.9(a).

      1.13 "Business Day" shall mean any weekday on which commercial banks in New York City are open. Any action, notice or right which is to be exercised or lapses on or by a given date which is not a Business Day may be taken, given or exercised, and shall not lapse, until the end of the next Business Day.

      1.14 "Closing" shall have the meaning specified in Section 2.1 of this Agreement.

      1.15 "Closing Date" shall have the meaning specified in Section 2.1 of this Agreement.

      1.16 "Closing Date Balance Sheet" shall mean the unaudited balance sheet of Gator as of the Closing Date prepared in accordance with GAAP.

      1.17 "Code" shall mean the Internal Revenue Code of 1986, as amended.



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      1.18 "Commission" shall mean the Securities and Exchange Commission.

      1.19 "Constituent Corporations" shall mean Gator and GATOA.

      1.20 "Disclosure Schedules" shall mean the schedules prepared and delivered by Gator to the Company and GATOA setting forth the exceptions to the representations and warranties contained in Article of this Agreement and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules.

      1.21 "Employee Benefit Plan" shall mean all plans, programs, arrangements, contracts or practices, whether in writing or not, providing benefits to one or more past, present or future employees, officers, directors or independent contractors of Gator or any ERISA Affiliate, including without limitation, any plan contemplated by Section 3(3) of ERISA.

      1.22 "Encumbrances" shall mean any lien, security interest, factoring arrangement, mortgage, deed of trust, pledge, option, hypothecation, easement or conditional sale or other title retention agreement or restriction on use, transfer, receipt of income or exercise of any attribute of ownership.

      1.23 "Environmental Laws" shall mean any federal, state, or local law, ordinance, regulation, order or permit pertaining in any way to the environment, natural resources or public health or safety as presently in effect.

      1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.25 "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, which together with Gator is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

      1.26 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      1.27 "Financial Statements" shall mean (a) the unaudited balance sheet of Gator as of May 15, 1998, (b) the unaudited balance sheet of Gator as of the end of each calendar month thereafter that ends at least fifteen (15) days prior to the Closing Date; (c) the unaudited statement of earnings and cash flows of Gator for the period from January 1, 1998 through May 15, 1998; and (d) the unaudited statement of earnings and cash flows of Gator for each calendar month thereafter that ends at least fifteen (15) days prior to the Closing Date.

      1.28 "GAAP" shall mean generally accepted accounting principles consistently applied.


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      1.29 "Gator" shall have the meaning specified in the first paragraph of this Agreement.

      1.30 "Gator Capital Stock" shall mean all issued and outstanding capital stock of Gator, regardless of class, together with all options, warrants, calls, commitments, or other rights to acquire in any manner capital stock of Gator.

      1.31 "Gator Plans" shall have the meaning specified in Section 4.21 of this Agreement.

      1.32 "HSRA" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      1.33 "Hazardous Materials" shall mean hazardous wastes as presently defined by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 609 et seq., as amended, and regulations promulgated thereunder and hazardous substances as presently defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA" or "Superfund") and regulations promulgated thereunder, and shall also mean every "hazardous material," "hazardous substance," "hazardous waste," "toxic substance," or petroleum or petroleum products, as defined or described in every state, local or other federal Environmental Law which is or was applicable to the operations of Gator.

      1.34 "Indebtedness" shall mean all obligations which arise from borrowed money or the deferred purchase price of property or services, including capitalized leases under GAAP (other than accounts payable arising in the ordinary course of business), provided that no amounts payable under contracts or agreements listed on Schedule 4.13(b) shall be treated as Indebtedness.

      1.35 "Material Adverse Effect" shall mean a material adverse effect on any portion of the business of Gator taken as a whole.

      1.36 "Material Lease" or "Material Leases" shall have the meaning specified in Section 4.10 of this Agreement.

      1.37 "Merger" shall have the meaning specified in Recital B of this Agreement.

      1.38 "Merger Consideration" shall mean the aggregate of the Shares.

      1.39 "Merger Price" shall mean Fifty-Three Million and Five Hundred Thousand Dollars ($53,500,000), less (a) the aggregate amount of Gator's Indebtedness on the Closing Date as determined from the Closing Date Balance Sheet, plus (b) the Net Working Capital, if it is a positive amount, or minus
(c) the Net Working Capital, if it is a negative amount.

      1.40 "Net Working Capital" shall mean current assets minus current liabilities of Gator as of the Closing Date determined in accordance with GAAP after giving effect to the Proration, provided that current liabilities shall not include any liabilities included in the computation of Indebtedness in clause (a) of the definition of Merger Price and provided, further, that no prepaid expenses in excess of one year shall be included in the calculation of Net Working


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Capital except with respect to that certain Amended and Restated Sign Lease, by and between Xentury City Development Company, L.C. and Gator, the prepaid rent therefor shall be credited as a current asset in the amount of $325,000 and provided, further, that no amounts payable under any contracts or agreements listed on Schedule 4.13(b) shall be treated as current liabilities is determining Net Working Capital. Net Working Capital shall be calculated based on the Closing Date Balance Sheet.

      1.41 "Outdoor Systems SEC Documents" shall have the meaning specified in
Section 6.5 of this Agreement.

      1.42 "Outdoor Systems Stock" shall mean the common stock of the Company, $.01 par value.

      1.43 "Permitted Encumbrances" shall mean (a) Encumbrances imposed by any governmental authority for Taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Gator in accordance with GAAP; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Gator in accordance with GAAP; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (d) deposits to secure performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, restrictions and other similar encumbrances on real property which do not materially detract from the value of the property subject thereto or interfere with the ordinary use thereof or conduct of business thereon, and (f) all the exceptions to title reflected on Schedule 4.14.

      1.44 "Proration" shall mean the proration of all of Gator's revenues and expenses as of the Closing Date. Revenues and expenses will be recognized according to GAAP and based on the number of days of posting before and after the Closing Date. For purposes of this definition, one month shall be deemed to have thirty (30) days and one year shall be deemed to have three hundred and sixty (360) days. No prepaid expenses in excess of one year shall be recognized for purposes of the proration.

      1.45 "Requisite Stockholder Approval" shall mean the vote in favor of this Agreement and the Merger by the holders of a majority of each class of Gator Capital Stock entitled to vote thereon.

      1.46 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      1.47 "Shares" means the shares of Outdoor Systems Stock issuable pursuant to Section 3.4 and Sections 11.8 and 11.9.


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      1.48 "Stockholders" shall mean the holders of Gator Capital Stock on the date of this Agreement, whose names are set forth on the signature page of this Agreement.

      1.49 "Stockholder Representative" means Peter D. Sleiman.

      1.50 "Straddle Period" shall mean any taxable period beginning before and ending after the Closing Date.

      1.51 "Subsidiary" shall mean each corporation, partnership or other entity, fifty percent (50%) or more of the outstanding voting shares of which, or other voting interests or equity interests in the case of a partnership, are owned or controlled directly or indirectly by another entity.

      1.52 "Surviving Corporation" shall mean Gator.

      1.53 "Tax Returns" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

      1.54 "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability with respect to Taxes.


                                   ARTICLE II
                              CLOSING DATE; CLOSING

      2.1 Time and Place. Except as hereinafter provided, the closing hereunder (the "Closing") shall take place at the office of FOLEY & LARDNER, 200 Laura Street, Jacksonville, Florida 32202, at 10:00 A.M., local time, on the first
(1st) Business Day after all the conditions precedent to the Closing shall have been satisfied or waived in writing, unless otherwise mutually agreed to in writing by the Company, GATOA and Gator. Subject to the provisions of Section 9.3, failure to consummate the transactions contemplated hereby on the date and time and at the place determined pursuant to this Section 2.1 shall not relieve a party of any obligation for breaching this Agreement. The date of the Closing is referred to in this Agreement as the "Closing Date."

      2.2 Proceedings and Deliveries Simultaneous. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been


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taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

      2.3 Determination of Merger Price. The Merger Price shall be calculated based on an estimated Closing Date Balance Sheet and income statement prepared by Gator's outside certified public accountants pursuant to the terms of this Agreement and reviewed by Company's outside certified public accountants. Within ninety (90) days after receipt thereof, the Company shall provide the Stockholders with any objections to such calculations. The parties and their respective representatives shall thereafter work in good faith to resolve any discrepancies. If the parties and their representatives are unable to resolve such discrepancies within thirty (30) days, the matter shall be submitted to an accounting firm or other third party mutually acceptable to the parties, whose determination shall be final and binding on the parties, and fifty (50%) of the fees and expenses of such third party shall be borne by each of the Company, on the one hand, and the Stockholders, jointly and severally, on the other hand. Any required refund or payment with respect to the Merger Price shall be made promptly after a final determination of such calculation is made, provided that the Company shall be entitled to pay any additional Merger Price in cash or shares of Outdoor Systems Stock in an amount equal to the payment based on the Average Share Price (provided that the Stockholder's Representative shall be permitted to direct that such payment be made in additional shares if, in the opinion of the Stockholders' tax counsel, such form of payment should be made in order to reasonably ensure the tax-free treatment of the merger or any other related transactions) and that the Stockholders shall be entitled to satisfy any refund of excess Merger Price paid by return of shares of Outdoor Systems Stock in an amount equal to the payment made based on the Average Share Price or cash. The Company shall not be required to register under the Securities Act any additional shares that may be issued pursuant to this Section 2.3.


                                   ARTICLE III
                                   THE MERGER

      3.1 The Merger. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Florida the Certificate of Merger. On the Closing Date, in accordance with this Agreement and Florida Law, GATOA shall be merged with and into Gator; (b) the separate existence of GATOA (except as may be continued by operation of law) shall cease; and (c) Gator shall continue as the surviving corporation with the corporate name it possesses immediately prior to the Closing Date but shall continue its business from and after the Closing Date under the name "OS Florida, Inc."

      3.2 Effect of the Merger. Effective on the Closing Date: (a) the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature of each of the Constituent Corporations; (b) the Surviving Corporation shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations;
(c) all property, real, personal and mixed, and all debts due to either of the Constituent Corporations,


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as well as stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; (d) all property, rights, privileges, powers and franchises of each of the Constituent Corporations, and every other interest of each of the Constituent Corporations, shall be the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; (e) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and (f) all debts, liabilities and obligations of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and be enforceable against it to the same extent as if said debts, liabilities and obligations had been incurred by it.

      3.3 Charter Documents; Directors; Officers. Upon the Closing Date, the Articles of Incorporation and the Bylaws of Gator shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Closing Date, until thereafter amended as provided therein and under Florida Law, provided that, at the Closing Date the officers and directors of GATOA immediately prior to the Closing Date shall become the officers and directors of the Surviving Corporation, until their successors are elected and qualified.

      3.4 Merger Consideration. On the Closing Date, the Company shall deliver to the Stockholders the number of shares of Outdoor Systems Stock determined by dividing the Average Share Price into the Merger Price (estimated at Closing). No payment shall be made with respect to any shares of Gator Capital Stock held in treasury by Gator. The Merger Consideration shall be allocated among the Stockholders in accordance with the percentages set forth after each Stockholder's name on Exhibit 3.4. If, between the date of this Agreement and the Closing Date, the outstanding shares of Outdoor Systems Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the Merger Consideration shall be proportionately adjusted. No fractional shares of Outdoor Systems Stock shall be issued, but in lieu thereof each holder of Gator Capital Stock who would otherwise be entitled to receive a fraction of a share of Outdoor Systems Stock shall receive an amount of cash equal to the product of (i) the fraction of a share of Outdoor Systems Stock to which such holder would otherwise be entitled multiplied by (ii) the Average Share Price.

      3.5 Conversion of GATOA Common Stock. Each share of Gator Capital Stock (and all interests therein) shall be canceled and extinguished. Each share of GATOA common stock issued and outstanding immediately prior to the Closing Date shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of Gator. Each stock certificate of GATOA shall continue to evidence ownership of such shares of common stock of Gator.

      3.6 Tax Consequences. It is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement constitute a "plan of organization" for purposes of Section 368 of the Code.


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                                   ARTICLE IV
                               REPRESENTATIONS AND
                               WARRANTIES OF GATOR

      Gator hereby represents and warrants to the Company and to GATOA that, except as otherwise set forth in the Disclosure Schedules, the following representations and warranties are, as of the date hereof, true and correct:

      4.1 Organization and Good Standing. Gator is a corporation duly organized, validly existing and in good standing under Florida Law and has full corporate power and authority to own its properties and carry on its business as presently conducted. Gator is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The copies of Gator's Articles of Incorporation and Bylaws (together with all amendments thereto) which have been delivered to the Company and to GATOA are correct and complete as of the date hereof.

      4.2 Capitalization. The authorized capital stock of Gator consists of 1,000 shares of Gator common stock, $1.00 par value, of which 1,000 shares are issued and outstanding as of the date hereof. All of the outstanding shares of Gator common stock have been validly issued and are fully paid and non-assessable. No shares of Gator common stock are held by Gator as treasury stock. No existing option, warrant, call, commitment or other security or agreement of any kind to which Gator is a party requires and no convertible securities of Gator are outstanding which upon conversion would require, the issuance of any additional shares of capital stock of Gator or other securities convertible into shares of capital stock of Gator or any debt or equity security of Gator of any kind.

      4.3 Subsidiaries. Gator has no Subsidiaries. Gator owns no shares or any other ownership or investment interest, beneficially or of record, in any corporation, limited liability corporation, joint venture, partnership or other legal entity.

      4.4 Execution and Effect of Agreement. Gator has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Gator and the consummation by Gator of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of Gator and no other corporate proceeding on the part of Gator is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Gator and constitutes the legal, valid and binding obligation of Gator, enforceable in accordance with its terms, except as limited by Bankruptcy and Equity Exceptions.


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      4.5 Financial Statements. The Financial Statements of Gator are attached hereto as Schedule 4.5. Each of the Financial Statements has been prepared in accordance with GAAP; and, subject to the addition of footnotes, none of which, if included, would have a material effect upon the Financial Statements, the Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of Gator at the dates and for the periods indicated.

      4.6 No Undisclosed Liabilities. Gator has no Indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which are not shown on the Balance Sheet in excess of $25,000 in the aggregate, except for Indebtedness or liabilities (a) incurred in the ordinary course of business since the Balance Sheet Date and shown on the Closing Date Balance Sheet or (b) disclosed on Schedule 4.6. or (c) on another schedule to this Article IV.

      4.7 No Material Adverse Change; No Dividends. Since the Balance Sheet Date, no material adverse change has occurred with respect to any portion of the business of Gator taken as a whole. Since the Balance Sheet Date, no dividends or distributions of any kind have been declared or paid on or made with respect to Gator Capital Stock except distributions that would not violate Section 7.4(c), nor have any shares or other interests in Gator Capital Stock been repurchased or redeemed.

      4.8 Taxes.

                    (a) Except as set forth in Schedule 4.8 hereto, Gator has no liability for any Taxes with respect to any taxable period ending on or before the Closing Date, or any Taxes with respect to the portion of any Straddle Period, other than amounts properly reserved or reflected in the Financial Statements.

                    (b) Except as set forth on Schedule 4.8 hereto, (i) all Tax Returns required to be filed by or on behalf of Gator or any Affiliated Group of which Gator is or was a member have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed; (ii) all amounts shown on such Tax Returns (including interest and penalties) as due from Gator either directly, as part of a tax return, or otherwise, have been fully and timely paid; (iii) all such Tax Returns, insofar as they relate to Gator, are true, correct and complete in all material respects; (iv) no waivers of statutes of limitation have been given or requested with respect to Gator in connection with any Tax Returns; and (v) all Taxes that Gator is required by law to withhold or collect have been duly withheld or collected, and have been timely paid to the appropriate tax authorities.

                    (c) Except as set forth on Schedule 4.8 hereto, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of Gator have been fully paid; no unpaid deficiencies have been asserted or assessments made by any taxing authority against Gator;


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      and no audits are currently pending or issues raised in writing by any taxing authority in connection with Tax Returns of Gator; and Gator has not granted any person a power of attorney that is currently in force with respect to any matter relating to taxes.

                    (d) Neither Gator nor any other person on its behalf has filed a consent pursuant to Section 341(f) of the Code or agreed to have
      Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Gator.

                    (e) Gator is not a member of an Affiliated Group of companies under Section 1504 of the Code.

                    (f) No property owned by Gator (i) is property required to be treated as being owned by another person pursuant to the provisions of
      Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
      (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code, or (iii) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code.

                    (g) Gator is not a party to any tax indemnity agreement, tax sharing agreement or other agreement under which Gator could become liable to another person as a result of the imposition of Taxes upon such person, or the assessment or collection of such Taxes.

                    (h) Gator has not agreed nor is required to make any adjustments under Section 481 of the Code by reason of a change in method of accounting or otherwise.

                    (i) No payment required to be made to any employee associated with Gator as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

      4.9 Billboards and Billboard Leases. Schedule 4.9 hereto contains a complete and correct list of all of Gator's:

                    (a) outdoor advertising display structures (the "Billboards") by size, number of display faces, and locations, including the direction the displays face;

                    (b) all state and local permits held by Gator for each Billboard; and

                    (c) all leases, subleases, license agreements, easements, other rights of occupancy, possession or access (collectively, the "Billboard Leases") authorizing the operation of each Billboard at its present location, or authorizing the construction and operation of any other outdoor advertising display structures, indicating in each case the


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      commencement of each Lease, its termination date (including option periods), and the rental or other payment terms therefor. Except as set forth in Schedule 4.9, each Billboard is (i) located entirely on real property covered by a Billboard Lease or owned by Gator, (ii) in adequate condition and repair for the uses to which it is being put, and (iii) not currently the subject of any dispute with any Person.

      4.10 Real Property and Material Leases of Real Property. Except as set forth on Schedule 4.10 hereto, Gator does not own any real property. Schedule
4.10 hereto also contains a complete and correct list in all material respects of all leases, subleases, license agreements or other rights of occupancy, possession or access to or of real property to which Gator is a party pursuant to which the current net annual rent payable by Gator currently exceeds $10,000, other than the Billboard Leases (collectively with the Billboard Leases, the "Material Leases"). Complete and correct copies of each Material Lease have been furnished or made available to the Company and GATOA. Except as disclosed on
Schedule 4.10 hereto, no consent is required of any landlord or other third party to any Material Lease to consummate the transactions contemplated hereby; and upon consummation of the transactions contemplated hereby, each Material Lease will continue to entitle Gator to the use and possession of the real property specified in such Material Lease for the purposes for which such real property is now being used by Gator. Except as set forth in such Schedule 4.10 hereto, Gator is not on the date hereof in default, or in default but for the passage of time or giving of notice, under any such Material Lease; and to Gator's knowledge, on the date hereof, no default (including defaults but for the passage of time or giving of notice) by any third party exists thereunder, which default would result in a Material Adverse Effect. All Material Leases are in full force and effect and are enforceable against the parties thereto in accordance with their terms subject to the Bankruptcy and Equity Exceptions.

      4.11 Permits; Compliance with Laws.

                    (a) Gator has all material permits, licenses and governmental authorizations required for the ownership or occupancy of its properties and assets and the carrying on of its business, including, the installation, maintenance and operation of the Billboards (collectively "Permits"). Except as set forth on Schedule 4.11(a), (i) each Permit is in full force and effect, (ii) each Billboard to which a Permit pertains complies in all material respects with the terms and conditions of such Permit (including, without limitation, terms as to size and location),
      (iii) no material violation of any Permit by Gator has occurred thereunder which has not been cured, and no event, occurrence or condition exists which (which with or without notice or lapse of time) would become a violation by Gator thereunder, and (iv) Gator has not received notice of any material violation which has not been cured or notice of any termination or cancellation of any Permit.

                    (b) Gator and the Billboards are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to zoning, land use, and billboard operations and content.

                    (c) Except as set forth on Schedule 4.11(c) hereto, Gator is in compliance in all material respects with all applicable federal, state and local laws and regulations including without limitation those relating to employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits.

      4.12 Insurance. Schedule 4.12 hereto contains a complete and correct list in all material respects of all policies of insurance of any kind or nature covering Gator, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to the Company and GATOA. All such policies are in full force and effect and no notice of cancellation or termination has been received by Gator with respect to any such policy. No claims are pending under any such insurance policies.

      4.13 Material Contracts. Except as listed on Schedule 4.13(a) or (b) hereto or any other schedule hereto, Gator is not a party to any:

                    (a) contract not made in the ordinary course of business;

                    (b) contract for the employment of any officer or employee;

                    (c) advertising agreements; consulting or independent contractor agreements;

                    (d) franchise, distributorship or sales agency, broker or representation agreement;

                    (e) contract for the future purchase of materials, supplies, services, merchandise or equipment for an amount in excess of $10,000, or not capable of being fully performed or not terminable within a period of one year from the date hereof, or in excess of normal operating requirements;

                    (f) agreement for the sale or lease by Gator of any of its assets;

                    (g) contract or commitment for capital expenditures in excess of $25,000;

                    (h) Encumbrance with respect to any of its real or personal property;

                    (i) lease of machinery or equipment involving annual payments in excess of $10,000;

                    (j) agreement with a labor union or labor association;

                    (k) loan agreement, promissory note issued by it, guarantee, subordination, indemnity or similar type of agreement;

                    (l) stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; or

                    (m) any agreement involving annual payments in excess of $10,000 or not capable of being fully performed or terminated within one year from the date hereof.

Complete and correct copies of each such document have been furnished or made available to the Company and GATOA. Except as set forth on Schedule 4.13(a) or
(b) hereto, Gator has performed all of the obligations required to be performed by it to date and is not in material default, or in material default but for the passage of time or giving of notice, under any of the documents to which it is a party listed on Schedule 4.13(a) or (b) hereto. Except as set forth on Schedule 4.13(a) or (b) hereto, to the best of Gator's knowledge, no party to any of such documents is in material default thereunder, or is in material default but for the passage of time or giving of notice. All such documents are in full force and effect and are enforceable against the parties thereto in accordance with their terms subject to the Bankruptcy and Equity Exceptions. Except as disclosed herein or on Schedule 4.13(a) or (b) hereto, Gator is not a party to any non-compete or similar agreement which restricts in any way the current operation of its business.

      4.14 Title to Properties; Absence of Encumbrances. Gator has good and marketable title to all of its properties and assets, free and clear of any and all Encumbrances, except as set forth on Schedule 4.14 hereto and except for Permitted Encumbrances.

      4.15 Restrictions. Except as set forth on Schedule 4.15 hereto, neither the execution nor delivery of this Agreement by Gator, nor the consummation by Gator of the transactions contemplated hereby:

                    (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, governmental agency to which Gator is a party or by or to which Gator is bound or subject, or the provisions of the charter or bylaws of Gator; or

                    (b) will conflict with or result in a breach of, or give rise to a right of termination of, or the performance required by, any terms of any agreement to which Gator is a party, or constitute a default thereunder, or result in the creation of any lien, security interest, mortgage, deed of trust, pledge, hypothecation, easement or conditional sale or other title retention agreement upon any of their respective assets.

      4.16 Patents, Trademarks and Copyrights. Schedule 4.16 hereto contains a complete and correct list of each material patent, trademark, trade name, service mark and copyright owned or used by Gator and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.16 hereto, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Encumbrances. To the best of Gator's knowledge, no claims have been asserted and are still pending, contending that any of the foregoing is invalid or conflicts with the asserted rights of others. Gator possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, and other proprietary and trade rights necessary for the conduct of its business as now conducted, except for those the absence of which would not result in a Material Adverse Effect.

      4.17 Litigation. No action, suit, proceeding or formal governmental inquiry or investigation is pending against Gator which seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby. Except as disclosed on Schedule 4.17 hereto, no action, suit, proceeding or formal governmental inquiry or investigation is pending or to Gator's knowledge, threatened against Gator.

      4.18 Regulatory Approval. Other than as required to comply with HSRA, the Securities Act, the Exchange Act, the "takeover" or "blue sky" laws of various states, and as set forth on Schedule 4.18, no consent, approval or authorization of any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

      4.19 Environmental Matters. Except as disclosed on Schedule 4.19:

                    (a) the operations of Gator are in compliance with applicable Environmental Laws, except for such noncompliance which would not result in a Material Adverse Effect;

                    (b) Gator is not subject to any pending or, to the best of Gator's knowledge, threatened judicial or administrative proceeding alleging the violation of any Environmental Law;

                    (c) Gator has not received any written notice from any governmental authority that it is a potentially responsible party at any Superfund site;

                    (d) Gator has not disposed of or released Hazardous Materials (nor, to the best of Gator's knowledge, are underground storage tanks present) on, in or at any real property in any quantity which would result in a Material Adverse Effect;

                    (e) Gator has not agreed to indemnify any predecessor or other party, including a buyer, the Company, landlord or tenant, with respect to any environmental liability; and

                    (f) to the best of Gator's knowledge, no other party has released Hazardous Materials at a concentration or level which requires remedial action under any applicable Environmental Law at any property now or formerly owned or operated by Gator or any of its Subsidiaries or in a location that would threaten or contaminate such properties in any material respect.

      4.20   Collective Bargaining Agreements and Labor.

                    (a) Gator is not a party to any labor or collective bargaining agreement; no labor or collective bargaining agreements exist which pertain to employees of Gator; and no proceeding for the recognition of a labor union is pending.

                    (b) Except as set forth on Schedule 4.20 hereto, no pending complaints, charges or claims against Gator have been filed with any public or governmental authority, arbitrator or court based upon the employment or termination of employment by, or any alleged act of discrimination or harassment by, Gator and to the knowledge of Gator, no such complaints, charges or claims are threatened.

                    (c) Except as set forth on Schedule 4.20 hereto, Gator is in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and order relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation.

      4.21   Employee Benefit Plans; ERISA.

                    (a) Schedule 4.21 hereto sets forth all material, written "Employee Benefit Plans," maintained by Gator or to which Gator contributed or is obligated to contribute thereunder for current or former employees of Gator (the "Gator Plans"). Schedule 4.21 hereto separately identifies each Gator Plan which is a multiemployer plan, as defined in
      Section 3(37) of ERISA ("Multiemployer Plan"). No ERISA Affiliates of Gator maintain any material, written "employee benefit plans," as defined in Section 3(3) of ERISA.

                    (b) True, correct and complete copies of the following documents, with respect to each of Gator Plans (other than the Multiemployer Plans) have been delivered to the Company and GATOA by Gator or its Subsidiaries: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last Internal Revenue Service determination letter, if applicable; (iv) summary plan description; and (v) the last actuarial valuation if the plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

                    (c) Gator Plans intended to qualify under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Gator Plans, which would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code which would result in a Material Adverse Effect.

                    (d) No Gator Plans have been amended in any manner which would require the posting of any security under Section 401(a)(29) of the Code or Section 307 of ERISA;

                    (e) Gator and any ERISA Affiliates have met the minimum funding standards and have made all contributions required under Section 302 of ERISA and Section 412 of the Code; no accumulated funding deficiency, whether or not waived, exists with respect to any Gator Plan, and no event has occurred or circumstances exist that may result in an accumulated funding deficiency as of the last day of the current plan year for any such plan; and all amounts required to be contributed under the terms of each Gator Plan have been made;

                    (f) Gator and any ERISA Affiliates have paid all amounts due to the PBGC pursuant to Section 4007 of ERISA;

                    (g) the actuarial report for each Gator Plan fairly presents the financial condition and the results of operations of each such plan in accordance with GAAP;

                    (h) the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each Gator Plan which is a defined benefit plan calculated using the actuarial assumptions that would be used by the PBGC in the event of the termination of such plan do not exceed the fair market value of the assets of such plan; and the liabilities of each other plan are properly and accurately reported in the Financial Statement.

                    (i) there are no material pending claims or lawsuits which have been asserted or instituted by or against Gator Plans, against the assets of any of the trusts under such plans or by or against the plan sponsor, plan administrator, or any fiduciary of Gator Plans (other than routine benefit claims) and neither Gator, nor any ERISA Affiliates have knowledge of facts which could form the basis for any such claim or lawsuit;

                    (j) Gator Plans have been maintained in accordance with their plan documents and with all provisions of the Code and ERISA (including rules and regulations thereunder) except for those terms which are inconsistent with changes required by law for which plan amendments are not yet required and other applicable law, in all material respects, and neither Gator nor, to the knowledge of Gator, any ERISA Affiliates, and any other "party in interest" or "disqualified person" with respect to the Gator Plans, has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 or ERISA which is not exempt under applicable law, regulations and administrative exemptions;

                    (k) no reportable event (as defined in Section 4043 of ERISA and the regulations thereunder, excluding any such event with respect to which the Department of Labor has waived the requirement of 30-days notice) has occurred with respect to any Gator Plan;

                    (l) except to the extent advance notice may be required by applicable law, each of the Gator Plans (including without limitation each such plan covering retirees of Gator or an ERISA Affiliate, or the beneficiaries of such retirees) may be terminated or amended by its sponsoring employer, in any manner and at any time, without the consent of and without any further liability to its participants and beneficiaries for benefits that may be accrued or expenses that may be incurred after the date of such termination or amendment;

                    (m) the Gator Plans have been maintained in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations, except where the failure to so maintain would not result in a Material Adverse Effect;

                    (n) the assets of all Gator Plans which are required under applicable laws to be held in trust are in fact held in trust; and

                    (o) each Gator Plan containing a cash or deferred arrangement under Section 401(k) of the Code has been tested for compliance with, and has satisfied the requirements of Section 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Closing.

      4.22 Employees At Will. Gator employees are employees at will whose employment with Gator may be terminated at any time without cause.

      4.23 Tangible Personal Property. Schedule 4.23 (a) sets forth a list of all of Gator's automobiles, trucks and cranes and a description in reasonable detail of Gator's other tangible personal property, except as set forth on
Schedule 4.23(b). Schedule 4.23(b) sets forth a list of certain tangible personal property of Gator which will be retained by the Stockholders. All material items of tangible personal property, fixtures and equipment of Gator are in a good state of repair (ordinary wear and tear excepted) and operating condition, and are sufficient and adequate for the conduct of Gator's business on the date hereof.

      4.24 Affiliate Transactions. Except as set forth on Schedule 4.24 and other than the Affiliate Leases, Gator is not a party to any contract with any Stockholder or any Affiliate of Gator or any Stockholder. Neither Gator nor the Stockholders, nor any Affiliate of Gator or any Stockholder is the owner, of record or beneficially, of an equity interest or any other financial or profit interest in, a Person (other than Gator) that has business dealings or a material financial interest in any transaction with Gator.

      4.25 HSRA Compliance.

             (a) No shareholder of Gator holds more than 50% of the outstanding voting securities of Gator. No person or entity has the contractual power to designate 50% or more of the directors of Gator.

             (b) Attached as Schedule 4.25(b) solely for the purposes of determining compliance with HSRA is the most recent regularly prepared balance sheet of Gator, which has been prepared in accordance with the accounting principles normally used by Gator. The total assets of Gator as reflected therein are less than $10 million.

             (c) Attached as Schedule 4.25(c) solely for the purposes of determining compliance with HSRA is the annual statement of income and expense of Gator for the year ended December 31, 1997. This is the last regularly prepared annual statement of income and expense of Gator and has been prepared in accordance with the accounting principles normally used by Gator. The annual net sales of Gator as reflected thereon are less than $10 million.


                                    ARTICLE V
                               REPRESENTATIONS AND
                         WARRANTIES OF THE STOCKHOLDERS

      Each of the Stockholders hereby severally represents and warrants to the Company that the following representations and warranties are, as of the date hereof, true and correct:

      5.1 Stockholder Approval. The Merger and this Agreement have been submitted to, and adopted and approved by, the Stockholders.

      5.2 Title; Agreements. Each Stockholder holds of record and holds beneficially the number of shares of Gator Capital Stock set forth on Exhibit 5.2, free and clear of any and all Encumbrances or other restrictions on transfer. No Stockholder is a party to any voting trust, proxy or other agreement or understanding with respect to any Gator Capital Stock.

      5.3 Execution and Effect of Agreement. Each Stockholder has the full right, power (corporate or otherwise) and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, and the consummation by each Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) and no other proceeding on the part of each Stockholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and constitutes the legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

      5.4 Investment Representations. Each Stockholder hereby represents, warrants and acknowledges that:

             (a) he is acquiring the Shares to be issued to him pursuant to this Agreement for his own account, to hold for investment and with no present intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in a distribution of Shares (it being understood that this representation and warranty shall in no way limit the Stockholder's right to sell Shares pursuant to the registration statement referred to in Section 11.1 hereof) and shall not make any sale, transfer or other disposition of Shares in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder or any applicable state securities laws:

             (b) he has been advised that the Shares to be issued to him pursuant to this Agreement have not been registered under the Securities Act or any state securities laws in reliance on certain exemptions from registration thereunder and that reliance by the Company on such exemptions is predicated in part on the representations and warranties contained herein;

             (c) under the Securities Act, the Shares to be issued to him pursuant to this Agreement must be held indefinitely unless such Shares are subsequently registered under the Securities Act or unless an exemption form such registration is available with respect to any proposed transfer or disposition of such Shares;

             (d) the Company may refuse to permit the sale, transfer or disposition of any of the Shares to be issued to him under this Agreement unless there is in effect a registration statement under the Securities Act covering such transfer or he furnishes an opinion of counsel or other evidence, satisfactory to counsel for the Company, to the effect that such registration is not required; and

             (e) stop transfer instructions may be given to the Company's transfer agent and that there will be placed on the certificate or certificates representing Shares to be issued to him under this Agreement, any substitutions therefor, and any certificates for any additional shares which might be distributed with respect to such Shares an appropriate legend reflecting the restrictions on transfer referred to herein.

                                   ARTICLE VI
                               REPRESENTATIONS AND
                       WARRANTIES OF THE COMPANY AND GATOA

      Each of the Company and GATOA hereby represents and warrants to Gator and the Stockholders that the following representations and warranties are, as of the date hereof, true and correct:

      6.1 Organization and Good Standing. Each of the Company and GATOA is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Company and GATOA has full corporate power and authority to own its properties and carry on its business as it is now being conducted. Each of the Company and GATOA is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified or in good standing would not have a Material Adverse Effect.

      6.2 Execution and Effect of Agreement. Each of the Company and GATOA has the corporate power and authority to enter into this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Company and GATOA and the consummation by each of the Company and GATOA of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Company and GATOA, and no other corporate proceeding on the part of the Company and GATOA is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company and GATOA and constitutes the legal, valid and binding obligation of each of the Company and GATOA, enforceable against each of them in accordance with its terms, except as limited by Bankruptcy and Equity Exceptions.

      6.3 Restrictions. Neither the execution or delivery of this Agreement by the Company and GATOA nor the consummation of the transactions contemplated hereby:

                    (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, governmental agency to which the Company or GATOA is a party or by or to which either of them is bound or subject, or the provisions of the charter or bylaws of the Company or GATOA; or

                    (b) will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement to which the Company or GATOA is a party, or constitute a default thereunder, or result in the creation of any lien, security interest, mortgage, deed of trust, pledge, hypothecation, easement or conditional sale or other title retention agreement upon any of their respective assets, except for such violations, conflicts, breaches, rights of termination or acceleration, defaults and encumbrances that would not have a Material Adverse Effect.

      6.4 Litigation; Consents. No action, suit, proceeding or formal governmental inquiry or investigation is pending against the Company or GATOA seeking to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby; and, except as expressly contemplated hereby, no consent, approval or authorization of any governmental authority on the part of the Company or GATOA is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby. No action, suit, proceeding or formal governmental inquiry or investigation is pending against the Company or GATOA which would have a Material Adverse Effect.

      6.5 SEC Reports. The Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it and any of its subsidiaries under the Exchange Act or the Securities Act since January 1, 1998 (as such documents have been amended since the time of their filing, collectively the "Outdoor Systems SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Outdoor Systems SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and Securities Act, as the case may be. The Company has delivered to each of Gator and the Stockholders a correct and complete copy of each Outdoor System SEC Document (together with all exhibits and schedules thereto and as amended to date). Since the date of the most recent Outdoor System SEC Document, there has been no material adverse change in the business (as presently conducted or presently expected to be conducted), financial condition or results of operations of the Company and any of its subsidiaries, taken as a whole.

      6.6 Capitalization. The authorized capital stock of the Company consists of (a) 200,000,000 shares of common stock (of which 121,123,367 shares were outstanding as of March 13, 1998) and, (b) 12,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are outstanding as of the date hereof. All of the outstanding shares of capital stock of the Company have been, and the shares to be issued pursuant to this Agreement will be validly issued and are fully paid and non-assessable. Except as disclosed in the Outdoor Systems SEC Documents, as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue any securities.

      6.7 GATOA. GATOA is a wholly-owned subsidiary of the Company.


                                   ARTICLE VII
                               COVENANTS OF GATOR,
                              THE COMPANY AND GATOA

      7.1 Filings; Other Actions.

          Upon the terms and subject to the conditions contained herein:

                    (a) each of the parties hereto shall cooperate with one another in determining whether any filings are required to be made with or consents or permits required to be obtained from, any governmental authority in any jurisdiction under any regulation, or from any lender, lessor or other third party prior to the Closing Date in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely all such consents and permits;

                    (b) each of the parties hereto shall furnish to each other party hereto all such information in its possession as may be necessary for the completion of such filings and submissions to be filed by the other party hereto;

                    (c) each of the parties hereto shall use all measures available to its Best Efforts to defend all actions challenging this Agreement or the consummation of the Merger, and to use its Best Efforts to lift or rescind and to prevent any threatened injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the Merger, including any injunction or order under any antitrust or trade or regulatory laws;

                    (d) each of the parties hereto shall use all measures available its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary to consummate and make effective the transactions contemplated by this Agreement.

      7.2 Stock Exchange Listing. The Company shall use Best Efforts to cause the Shares to be issued in the Merger to be listed or approved for listing on the New York Stock Exchange, subject to official notice of issuance, as of the Closing Date.

      7.3 Access to Information. From and after the date hereof and until the Closing Date, Gator shall make available for inspection by the Company or GATOA or their respective representatives, upon reasonable advance notice, during normal business hours and in a manner so as not to interfere with normal business operations, all of Gator's corporate records, books of account, contracts and all other documents in Gator's possession or control that are reasonably requested by the Company or GATOA, or by the Company's managerial employees, counsel and auditors in order to permit the Company, GATOA and their representatives to make reasonable inspection and examination of the business and affairs of Gator. Gator shall cause its managerial employees, counsel and regular independent certified public accountants to be available upon reasonable advance notice to answer questions of the Company's and GATOA's representatives concerning the business and affairs of Gator. Each of the Company and GATOA and their respective representatives shall treat and hold as confidential any information they receive from Gator in the course of the reviews contemplated by this Section 7.3; shall not use any of the confidential information except in connection with this Agreement; and if this Agreement is terminated for any reason whatsoever, shall return to Gator all tangible embodiments (and all copies) of such confidential information in their possession.

      7.4 Conduct of Business. From and after the date hereof and until the Closing Date, Gator shall cause the business of Gator to be conducted in the ordinary course, consistent with the present conduct of its business. During such period of time, except upon the prior written consent of the Company which consent shall not be unreasonably withheld, Gator shall not:

                    (a) amend its Articles of Incorporation or Bylaws or comparable organizational documents;

                    (b) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock or other corporate securities;

                    (c) declare or pay any dividends or make any other distribution in cash or property on its capital stock or other equity interests, except distributions of cash as Gator may elect provided that no such distribution reduces the amount of Gator's current assets determined in accordance with GAAP to less than the amount of its current liabilities determined in accordance with GAAP;

                    (d) repurchase or redeem any Gator Capital Stock;

                    (e) incur any Indebtedness or other obligation or liability, except obligations and liabilities incurred in the ordinary course of business;

                    (f) enter into any employment agreement or become liable for any bonus, profit-sharing, incentive, or severance payment to any of its officers, directors or employees, or otherwise change personnel policies, compensation programs or benefit plans;

                    (g) grant any kind of Encumbrance with respect to any of its assets, real or personal, tangible or intangible, except Permitted Encumbrances;

                    (h) sell, transfer or acquire (except in the ordinary course of business) any properties or assets, real or personal, tangible or intangible, including but not limited to, discounting or transferring for less than full value any account receivable, without the prior written consent of the Company;

                    (i) merge or consolidate with any corporation, acquire control or acquire any capital stock or other securities of any other corporation or business entity, or take any steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise, without the prior written consent of the Company;

                    (j) adopt any Employee Benefit Plan, or amend any Gator Plan, except as may be required by law; nor

                    (k) take any other action not contemplated hereby which would cause any of the representations and warranties made by Gator in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      7.5 Notification of Certain Matters. Gator shall give prompt written notice to the Company and GATOA, and the Company and GATOA shall give prompt written notice to Gator, of:

             7.5.1 the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty contained in this Agreement, the Disclosure Schedules or any written certificate or schedule delivered pursuant hereto to be untrue or inaccurate in any material respect at any time from the date of this Agreement through the Closing Date; and

             7.5.2 any material failure of Gator, the Company, GATOA or any of their Affiliates, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations to the parties.

      7.6 Affiliate Leases. There are currently in effect Billboard Leases with certain Affiliates of Gator (the "Affiliate Leases"), which are set forth on
Schedule 7.6. The Affiliate Leases shall be amended effective as of the Closing, pursuant to amendments in the form attached as Exhibit 7.6, to provide that no rent or other charges shall be payable by Gator thereunder for a period of 60 months following the Closing Date.


                                  ARTICLE VIII
                             CONDITIONS PRECEDENT TO
                      THE COMPANY'S AND GATOA'S OBLIGATIONS

      The obligations of the Company and GATOA to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

      8.1 Representations and Warranties True. Each of the representations and warranties of Gator contained in Article hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though each had been made on and as of the Closing Date, except for those given as of a particular date.

      8.2 Covenants Performed. Gator shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Gator between the date hereof and the Closing Date.

      8.3 No Judicial or Administrative Restraint. No order shall have been entered against the Company, GATOA or Gator by any court or other governmental body, restraining or prohibiting the consummation of the transactions contemplated hereby.

      8.4 Officer's Certificate. the Company and GATOA shall have received a certificate to the effect set forth in Sections 8.1 and 8.2 above, dated the Closing Date, signed by a duly authorized officer of Gator.

      8.5 Board and Stockholder Approval. The Company and GATOA shall have received a certificate of a duly authorized officer of Gator, dated the Closing Date, setting forth resolutions of the Board of Directors and Stockholders of Gator authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

      8.6 Affiliate Leases. The Amendments to the Affiliate Leases shall have been fully executed and delivered.

      8.7 Gator Capital Stock. The Stockholders and the Company shall have delivered for cancellation all certificates (endorsed in blank) representing Gator's common stock and all other evidences of ownership of Gator Capital Stock.

      8.8 Articles of Merger. The Articles of Merger fully executed by the parties shall have been filed with the Secretary of State of the State of Florida.

      8.9 Opinion of Counsel. The Company shall have received a legal opinion from Foley & Lardner, counsel for Gator, dated as of the Closing Date, as to such matters as it may reasonably request prior to the Closing, including organization and authorization.

      8.10 Non-Solicitation Agreements. Joseph E. Sleiman shall have executed and delivered to the Company a Non-Solicitation Agreement in the form of Exhibit 8.10.

      8.11 Non-Foreign Affidavit. Each of the Stockholders shall have delivered to the Company a Non-Foreign Affidavit in the form of Exhibit 8.11.



                                   ARTICLE IX
                              CONDITIONS PRECEDENT
                              TO GATOR'S OBLIGATION

      The obligations of Gator and the Stockholders to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

      9.1 Representations and Warranties True. Each of the representations and warranties of the Company and GATOA contained in Article VI hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes herein permitted or contemplated hereby.

      9.2 Covenants Performed. The Company and GATOA shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by the Company and GATOA between the date hereof and the Closing Date.

      9.3 No Judicial or Administrative Restraint. No order shall have been entered against the Company, GATOA or Gator by any court or other governmental body, restraining or prohibiting the consummation of the transactions contemplated hereby.

      9.4 Officers' Certificate. Gator shall have received a certificate to the effect set forth in Sections 9.1 and 9.2 above, dated the Closing Date and signed by a duly authorized officer of each of the Company and GATOA.

      9.5 Board Approval. Gator shall have received a certificate of a duly authorized officer of each of the Company and GATOA, dated the Closing Date, setting forth the resolutions of the respective Board of Directors of each of the Company and GATOA authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

      9.6 Merger Consideration. As provided in Section 3.4 above, the Company shall have issued and delivered to the Stockholders certificates for the Shares as provided therein.

      9.7 NYSE Listing. The Shares shall have been listed on the New York Stock Exchange, or approved for listing, subject to official notice of issuance.

      9.8 Articles of Merger. The Articles of Merger duly executed by the parties shall have been filed with the Secretary of State of the State of Florida.

      9.9 Opinion of Counsel. The Stockholders shall have received a legal opinion from Powell, Goldstein, Frazer & Murphy, LLP, counsel for the Company, as to such matters as they may reasonably request prior to the Closing, including that the Shares are duly authorized, validly issued, fully paid and nonassessable.


                                    ARTICLE X
                                 INDEMNIFICATION

      10.1 The Company's Rights to Indemnification. From and after the Closing, the Company, Gator and any other Affiliate of either, shall be entitled to indemnification jointly and severally, from the Stockholders, subject to the limitations set forth herein, against all losses, claims, demands, liabilities, obligations, damages, deficiencies, assessments, judgments, payments, penalties, costs and expenses (including without limitation reasonable attorneys fees, and any amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Damages") incurred in connection with, arising out of, resulting from or incident to any breach of a representation, warranty, covenant or agreement made by Gator and/or the Stockholders in this Agreement.

      10.2 The Company's Right to Assert a Claim. The Company shall have the right to make one or more claims for Damages (a "Claim") on or prior to the expiration of the survival period in Section 2.12 by delivering a notice of such Claim (a "Claim Notice") to the Stockholder Representative and his counsel prior to such time (the date of such notice, the "Claim Date"). If the Company asserts a Claim, such Claim Notice shall state with particularity (a) the basis for the Claim, together with sufficient facts relating thereto so that the Stockholder Representative may reasonably evaluate such Claim, and (b) the Company's estimate of the amount that equals the aggregate amount of the resulting Damages (it being understood that such estimate shall not preclude the Company from revising such estimate by notice to the Stockholder Representative). If the Stockholder Representative disputes either the validity, amount or calculation of the Claim and/or the Damages, the Stockholder Representative shall give written notice of such dispute to the Company within twenty (20) Business Days after the delivery of the Claim Notice by the Company to the Stockholder Representative. If the Stockholder Representative fails to respond to the Claim Notice within twenty (20) Business Days after the delivery to the Stockholder Representative of the Claim Notice, the Stockholders shall be deemed to have accepted the Claim.

      10.3 Third Party Claims. Anything in this Agreement to the contrary notwithstanding, the following provisions shall apply in the event that a Claim relates to one or more third parties:

             10.3.1 Notice and Defense. The Company shall give the Stockholder Representative and his counsel a Claim Notice prior to the expiration of the survival period in Section 2.12, and the Stockholder Representative may undertake the defense of the Claim by representatives chosen by it. Failure to give such Claim Notice shall not affect the Stockholders' obligation of indemnification hereunder, except to the extent that they are prejudiced thereby. So long as the Stockholder Representative is defending the Claim actively and in good faith, the Stockholder Representative shall not have the right to settle such Claim without the Company's written consent (which shall not be unreasonably withheld), provided, however, that the Stockholder Representative shall have the right to settle or compromise any Claim for money damages only which does include as an unconditional term thereof the giving by the claimant or the plaintiff to the Company and Gator of a release from all liability with respect to such Claim. The Company shall make reasonably available to the Stockholder Representative and his representatives all records and other materials required by them and in the possession or under the control of the Company or Gator, for the use of the Stockholder Representative and his representatives in defending any such Claim, and shall cooperate in all other reasonable respects in such defense.

             10.3.2 Failure to Defend. If the Stockholder Representative, within a reasonable time (and in no event later than 20 days) after notice of any such Claim, fails to give notice of acceptance or fails to defend such Claim actively and in good faith, the Company shall have the right to undertake the defense of such Claim. Until the Company has received notice of the

Stockholder Representative's election to defend any Claim or the expiration of the aforesaid 20 day notice period, the Company shall take reasonable steps to defend (but may not settle) such Claim.

      10.4 Payment. Each Stockholder shall promptly pay to or on behalf of the Company any amount for which it is established that the Company is entitled to indemnification under this Article X. Upon the payment in full by a Stockholder of amounts required to be paid by him hereunder, the Stockholder shall succeed to the rights of the Company, to the extent not waived in settlement, against any third party who was the source of an indemnified Claim.

      10.5 Threshold and Cap. Anything in this Agreement to the contrary notwithstanding, the Stockholders shall not be liable for indemnification hereunder until the cumulative aggregate amount of all Claims of the Company exceed $535,000.00 in which case the Stockholders shall be liable for that portion of such Claims that exceeds $535,000.00 but only to the extent that such Claims do not exceed an aggregate of $3,210,000 (the "Cap") except, however, that in the case of a Claim or Claims based upon a breach of Sections 5.1, 5.2 or 5.3 hereof, the Cap shall be the Merger Price.

      10.6 Scope. This Article sets forth the sole remedies for the breach by Gator or any Stockholder of any representation, warranty, covenant or agreement in this Agreement, and the Company shall not have a separate cause of action for damages for any such breach except as set forth in this Article X.

      10.7 Stockholder Representative.

             10.7.1 The Stockholders hereby appoint the Stockholder Representative as their agent and authorize and empower him to fulfill the role of Stockholder Representative hereunder. In the event of the resignation of the Stockholder Representative, the resigning Stockholder Representative shall appoint a successor either from among the Stockholders or who shall otherwise be acceptable to the Company and who shall agree in writing to accept such appointment, and the resigning Stockholder Representative's resignation shall not be effective until such a successor shall exist. The Stockholders holding a majority of the Shares may remove the Stockholder Representative at any time. If the Stockholder Representative should die or become incapacitated or be removed by the Stockholders pursuant to this Section 10.7.1, his successor shall be appointed within 21 days of his death or incapacity by the Stockholders holding a majority of the Shares, and such successor either shall be a Stockholder or shall otherwise be acceptable to the Company. If the Stockholders fail to appoint a successor within 21 days of notice from the Company to the Stockholders of such obligation to appoint a successor, the Company shall have the right to appoint the successor from among the Stockholders. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of a Stockholder Representative as if originally named herein.

             10.7.2 Each Stockholder hereby appoints the Stockholder Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, to receive all notices and communications directed to such Stockholder under Article X of this Agreement X and any document executed in connection therewith.

             10.7.3 The designation of the Stockholder Representative as attorney-in-fact is coupled with an interest and is binding upon the Stockholders notwithstanding the death, incapacity or dissolution of any Stockholder. If any such event shall occur prior to the completion of the transactions contemplated by Article X of this Agreement, the Stockholder Representative is, nevertheless, to the extent that he is legally able to do so, authorized and directed to complete all transactions and act pursuant to this authority as if such event had not occurred. The Company is entitled to deal solely with the Stockholder Representative in connection with Article X of this Agreement, and is entitled to rely upon the provisions hereof and the authority granted to the Stockholder Representative to act on behalf of the Stockholders.

             10.7.4 The Stockholder Representative's acceptance of his duties under Article X of this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Stockholder Representative to or with respect to the other Stockholders as their representative (but not in his capacity as a Stockholder or as an officer, director, or employee of Gator):

                    (a) The Stockholder Representative makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and he shall not be required to inquire as to the performance of any obligation under this Agreement.

                    (b) The Stockholder Representative shall be protected in acting upon written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which he in good faith believes to be genuine and what it purports to be.

                    (c) The Stockholder Representative shall not be liable for any error of judgment, or for any act done or step taken or omitted by him in good faith, or for any mistake of fact or law, or for anything which he may do or refrain from doing in connection therewith, except as a result of his own gross negligence or willful misconduct.

                    (d) The Stockholder Representative may consult with competent and responsible legal counsel selected by him and he shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of such counsel.

                    (e) The Stockholders shall bear pro rata all reasonable expenses incurred by the Stockholder Representative in connection with his duties hereunder and shall indemnify him against and save him harmless from any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Stockholder Representative), for anything done or omitted by him in the performance of Article X of this Agreement, except as a result of his own gross negligence or willful misconduct.

                    (f) The Stockholder Representative shall have no duties or responsibilities except those expressly set forth herein. He shall not be bound by any modification under Article X of this Agreement unless in writing and signed by the other parties hereto, and if his duties as Stockholder Representative hereunder or thereunder are affected, unless he shall have given prior written consent thereto.


                                   ARTICLE XI
                             REGISTRATION OF SHARES


      11.1 Registration Rights. The Company shall (a) prepare and file with the Commission on or before the 7th day following the Closing Date, a "shelf" registration statement on appropriate form pursuant to Rule 415 under the Securities Act with respect to the Shares and use its Best Efforts to cause such registration statement to become effective as soon thereafter as practicable but no later than the 51st day following the Closing Date and to keep such registration statement continuously effective until the earlier to occur of (i) the date on which none of the Stockholders holds any Shares and (ii) the date as of which the Stockholders who are not "affiliates" of the Company as such term is used under Rule 144 under the Securities Act become entitled to sell their Shares pursuant to the provisions of Rule 144(k); (b) promptly prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to appropriately reflect the plan of distribution of the Shares until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of any Shares and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements and will remain effective as required hereunder; (c) provide to the Stockholder Representative and his counsel copies of, and an opportunity to review and provide comments with respect to, such registration statement (and any post-effective amendment thereto) prior to, such registration statement (or post-effective amendment) becoming effective; (d) use its Best Efforts to register and qualify the Shares under applicable securities or "Blue Sky" laws of such jurisdictions as the Stockholder Representative may reasonably request to facilitate the distribution of the Shares; (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and state "Blue Sky" laws;
(f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as a Stockholder from time to time may reasonably request; (g) provide to any Stockholder and any managing underwriter participating in any distribution thereof, and to any attorney, accountant or other agent retained by such Stockholder or managing underwriter, reasonable access to appropriate officers and directors of the Company to ask questions and to obtain all public financial and other records and pertinent corporate documents reasonably requested by any such Stockholder, managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto; (h) notify each Stockholder and the managing underwriters participating in the distribution pursuant to such registration statement promptly (A) when the Company is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (B) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (D) of the suspension of the qualification of any Shares for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose and (E) of any determination by the Company that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of the Shares for sale in any jurisdiction, use its Best Efforts to obtain its withdrawal; (j) otherwise use its Best Efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; (k) use reasonable diligence to obtain an opinion from legal counsel in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request; (l) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Shares; and (m) use reasonable diligence to obtain a "comfort letter" from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request. All expenses incurred in the registration of the Shares, or in connection therewith, other than underwriting discounts or commissions or broker or any other selling fees or commissions and fees and expenses of counsel to the underwriters, if any, and/or the Stockholders, shall be paid by the Company. Any managing underwriter or underwriters retained by the Stockholders in connection with any underwritten public offering under the registration statement shall be a nationally recognized investment banking firm or firms reasonably acceptable to the Company.

      11.2 Indemnification. The Company agrees to indemnify and hold harmless each Stockholder who sells Shares under the registration statement (a "Selling Stockholder"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus relating to the Shares or in any amendment or supplement thereto or in any related preliminary prospectus,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any violation or alleged violation by the Company of the Securities Act, any state securities law or any rule or regulation promulgated under the Securities Act or any state securities law, (iv) any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission, if such settlement is effected with the written consent of the Company, or (v) any and all reasonable expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under subparagraphs (i) through (v) above, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use therein. In connection with an underwritten offering of Shares, the Company will indemnify any underwriters of the Shares, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Selling Stockholders provided in this Section 11.2. Notwithstanding the foregoing, the Company's indemnification obligations with respect to any preliminary prospectus shall not inure to the benefit of any Selling Stockholder or underwriter with respect to any loss, claim, damage, liability (or actions in respect thereof) or expense arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus, in any case where (i) a copy of the prospectus used to confirm sales of Shares was not sent or given to the person asserting such loss, claim damage or liability at or prior to the written confirmation of the sale to such person and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in such prospectus; provided, however, that the Selling Stockholders and/or the underwriter shall have been provided with copies of all such prospectuses prior to the date on which such prospectus was required to be sent or given to such person.

             Each Selling Stockholder agrees to indemnify and hold harmless the Company, each other Selling Stockholder and each person, if any, who controls the Company or such other Selling Stockholder, from and against any and all loss, damage, liability or claim, to which the Company or such other holder or any controlling person becomes subject under the Securities Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such holder with respect to such holder expressly for use in the preparation of the registration statement.

      11.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action or proceeding brought or asserted against such an indemnified party in respect of which indemnity may be sought such an indemnified party shall notify the indemnifying party in writing of the claim or the commencement of that action or proceeding; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability or from any liability that it may have to the indemnified party otherwise than pursuant to the indemnification provisions of this Agreement, except to the extent that the indemnified party has been prejudiced thereto. If any such claim or action or proceeding shall be brought against an indemnified party and such indemnified party shall have duly notified the indemnifying party thereof, the indemnifying party shall have the right to assume the defense thereof, including the employment of counsel. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all indemnified parties. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without the indemnifying party's written consent.

      11.4 Contribution. If the indemnification provided for in this Article XI is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The indemnifying party and the indemnified party agree that it would not be just and equitable if contribution pursuant to this
Section 11.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 11.4. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      11.5 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Shares held by the Stockholders to the public without registration, the Company agrees to:

             (a) use its Best Efforts to make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

             (b) use its Best Efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time that it is subject to such reporting requirements;

             (c) so long as a Stockholder owns any Shares, furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act (at any time that it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed in accordance with such reporting requirements as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such Shares without registration; and

             (d) if required by the transfer agent and registrar for the Company's Stock, use reasonable diligence to obtain an opinion from legal counsel addressed to such transfer agent and registrar, with respect to any sale of Shares pursuant to Rule 144 (or, at the option of the Company, pay the reasonable fees and expenses of legal counsel retained by a Stockholder to provide such an opinion).

      11.6 Obligations of the Stockholders. The Stockholders shall provide all such information and materials and shall take all such actions as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of the registration statement. Specifically, the Company may require the Stockholders to furnish the Company with such information regarding the Stockholders and the proposed distribution of the Shares as the Company may from time to time reasonably determine is required by law or the Commission.

             Each Stockholder hereby covenants with the Company that he will promptly advise the Company of any changes in the information concerning such Stockholder contained in the registration statement filed hereunder and that such Stockholder will not make any sale of Shares pursuant to the registration statement without complying with the prospectus delivery requirements of the Securities Act. Each Stockholder acknowledges that occasionally there may be times when, pursuant to applicable SEC regulations, the Company must temporarily suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the Commission, the relevant prospectus supplemented by the Company or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Stockholder covenants and agrees that he will not sell any Shares pursuant to the prospectus during the period commencing at the time at which the Company gives such notice of the suspension of the use of said prospectus and ending at the time the Company gives notice that such Stockholder may thereafter effect sales pursuant to said prospectus, but not to exceed 90 days during any 12 month period.

      11.7 Survival. The provisions of this Article XI shall survive the closing date and the indemnification provisions hereunder shall be a continuing right to indemnification and shall survive the registration and sale of any Shares by any person entitled to indemnification hereunder.

      11.8 Purchase Price Adjustment. If the registration statement required to be filed under Section 11.1 hereof shall become effective on or before the 51st day following the Closing Date, then the Company will be required to assure that the Stockholders will receive Registered Shares (as hereinafter defined) as of the Registration Effective Date (as hereinafter defined) with a value on the Registration Effective Date (determined based on the average closing price of Outdoor Systems Stock on the New York Stock Exchange during the five (5) trading days determined one (1) trading day before the Registration Effective Date (hereinafter, the "Registration Effective Date Price")) equal to the Merger Price and the Stockholders will agree to return to the Company a portion of the Shares they receive on the Closing Date if the Registration Effective Date Price exceeds the Average Share Price so that the aggregate value of the Shares retained by the

Stockholders equal the Merger Price on the Registration Effective Date. Thus, if on the Registration Effective Date, the Registration Effective Date Price is greater than or less than the Average Share Price, shares of Outdoor Systems Stock (the "Additional Shares" or the "Return Shares", as the case may be) will be delivered or returned so that the sum of the following equals the Merger
Price:

             (a) an amount obtained by multiplying the Registration Effective Date Price by the number of Shares initially delivered on the Closing Date; plus

             (b) an amount obtained by multiplying the Registration Effective Date Price by the number of Additional Shares to be issued by the Company to the Stockholders so that the sum of (a) and (b) equal the Merger Price, in the event that the Average Share Price exceeds the Registration Effective Date Price; or minus

             (c) an amount obtained by multiplying the Registration Effective Date Price by the number of Return Shares to be returned by the Stockholders to the Company so that (a) minus (c) equals the Merger Price, in the event that the Registration Effective Date Price exceeds the Average Share Price.

             By way of example, if the Registration Effective Date Price is $28 per share, the Average Shares Price was $30 and the Merger Price is $53,500,000, the number of shares of Outdoor Systems Stock (valued at the Registration Effective Date Price) with a value equal to the Merger Price as of the Registration Effective Date is 1,910,714 ($53,500,000 divided by $28 per share). Since the number of Shares initially delivered on the Closing Date was 1,783,333, 127,381 Additional Shares would be delivered by the Company to the Stockholders under this Agreement. Any Additional Shares issued pursuant to this
Section 11.8 shall be listed on the New York Stock Exchange and included in the registration statement by way of a pre-effective amendment or otherwise registered pursuant to this Article XI within seven (7) days of the Registration Effective Date pursuant to an additional registration statement under Rule 462(b) of the Securities Act or other amendment or filing which otherwise accomplishes the desired registration. Any Return Shares shall be returned within seven (7) days of the Registration Effective Date. Any Additional Shares shall be issued, and any Return Shares shall be returned, in accordance with the percentages set forth after each Stockholder's name on Exhibit 3.4. If between the Closing Date and the Registration Effective Date, the outstanding shares of Outdoor Systems Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the application of this Section 11.8 and the determination of the number of Shares, Additional Shares and Return Shares shall be commensurately adjusted. No fractional shares of Outdoor Systems Stock shall be issued or returned, but in lieu thereof an amount of cash equal to the value of such fractional share shall be substituted. For purposes of this paragraph, the Registration Effective Date shall mean the date on which the Registration Statement filed under Section 11.1 shall become effective and the term Registered Shares shall mean shares of Outdoor Systems Stock that are listed on the New York Stock Exchange and are registered pursuant to this Article XI.

      11.9 Price Protection. If the registration statement required to be filed under Section 11.1 hereof shall not, for any reason, become effective on or before the 51st day following the Closing Date, then the Company shall provide the following share price protection ("Price Protection") to the Stockholders. The Company will be required to assure that the Stockholders will receive Registered Shares (as hereinafter defined) as of the Price Protection Registration Effective Date (as hereinafter defined) with a value on the Price Protection Registration Effective Date (determined based on the average closing price of Outdoor Systems Stock on the New York Stock Exchange during the five
(5) trading days determined one (1) trading day before the Price Protection Registration Effective Date (hereinafter, the "Price Protection Registration Effective Date Price")) at least equal to the Merger Price. Thus, if on the Price Protection Registration Effective Date, the Price Protection Registration Effective Date Price is less than the Average Share Price, shares of Outdoor Systems Stock (the "Price Protection Additional Shares") will be delivered so that the sum of the following equals the Merger Price:

             (a) an amount obtained by multiplying the Price Protection Registration Effective Date Price by the number of Shares initially delivered on the Closing Date; plus

             (b) an amount obtained by multiplying the Price Protection Registration Effective Date Price by the number of Price Protection Additional Shares to be issued by the Company to the Stockholders so that the sum of (a) and (b) equal the Merger Price, in the event that the Average Share Price exceeds the Price Protection Registration Effective Date Price.

             By way of example, if the Price Protection Registration Effective Date Price is $28 per share, the Average Shares Price was $30 and the Merger Price is $53,500,000, the number of shares of Outdoor Systems Stock (valued at the Price Protection Registration Effective Date Price) with a value equal to the Merger Price as of the Price Protection Registration Effective Date is 1,910,714 ($53,500,000 divided by $28 per share). Since the number of Shares initially delivered on the Closing Date was 1,783,333, 127,381 Price Protection Additional Shares would be delivered by the Company to the Stockholders under this Agreement. Any Price Protection Additional Shares issued pursuant to this
Section 11.9 shall be listed on the New York Stock Exchange and included in the registration statement by way of a pre-effective amendment or otherwise registered pursuant to this Article XI within seven (7) days of the Price Protection Registration Effective Date pursuant to an additional registration statement under Rule 462(b) of the Securities Act or other amendment or filing which otherwise accomplishes the desired registration. Any Price Protection Additional Shares shall be issued in accordance with the percentages set forth after each Stockholder's name on Exhibit 3.4. If between the Closing Date and the Price Protection Registration Effective Date, the outstanding shares of Outdoor Systems Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the application of this Section 11.9 and the determination of the number of Shares and Price Protection Additional Shares shall be commensurately adjusted. No fractional shares of Outdoor Systems Stock shall be issued, but in lieu thereof an amount of cash equal to the value of such fractional share shall be substituted. For purposes of this paragraph, the Price Protection Registration Effective Date shall mean the earlier of the date on which the Registration Statement filed under Section 11.1 shall become effective or the date as of which the Stockholders who are not "affiliates" of the Company as such term is used under Rule 144 under the Securities Act become entitled to sell their Shares pursuant to the provisions of Rule 144(k) and the term Registered Shares shall mean shares of Outdoor Systems Stock that are listed on the New York Stock Exchange and are registered pursuant to this Article XI. Any shares of Outdoor Systems Stock issued under this Section 11.9 shall be treated as part of the consideration payable in the Merger.



                                   ARTICLE XII
                                  MISCELLANEOUS


      12.1 No Brokers. Gator and the Stockholders represent to the Company and GATOA, and the Company and GATOA represent to Gator and the Stockholders, that they respectively have had no dealings with and no obligations to any broker or finder in connection with the transactions contemplated by this Agreement.

      12.2 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive for a period of one year following the Closing Date, except that the following sections shall survive for the applicable statute of limitations: 4.1, 4.2, 4.8, 4.15, 5.1, 5.2, 5.3, 5.4, 6.1, 6.2, 6.3 and 6.6.

      12.3 Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement, including, without limitation, their respective rights and obligations to effect the Merger, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      12.4 Termination. Anything contained in this Agreement to the contrary notwithstanding, the parties may terminate this Agreement without the prior authorization of its Board of Directors as provided below:

                    (a) At any time on or prior to the Closing Date, by the mutual consent in writing of the Company, GATOA and Gator;

                    (b) The Company and GATOA may terminate this Agreement by giving written notice to Gator at any time prior to the Closing Date (i) in the event Gator has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Company or GATOA has notified Gator of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before June 30, 1998 by reason of the failure of any condition precedent (unless the failure results primarily from the Company or GATOA breaching any representation, warranty or covenant contained in this Agreement);

                    (c) Gator may terminate this Agreement by giving written notice to the Company and GATOA at any time prior to the Closing Date (i) in the event the Company or GATOA has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Gator has notified the Company and GATOA of the breach, and the breach has continued without cure for a period of 30 days after notice of breach, or (ii) if the Closing shall not have occurred on or before June 30, 1998 by reason of the failure of any condition precedent (unless the failure results primarily from Gator breaching any representation, warranty or covenant contained in this Agreement);


In the event that this Agreement shall be terminated pursuant to this Section 12.4, (i) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and (ii) all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party (except for any liability of any party then in breach); provided, however, that Sections 12.5 and 12.11 below shall survive such termination. Notwithstanding the foregoing, any willful or intentional breach of any representation, warranty, covenant or agreement set forth in this Agreement by any party to this Agreement, prior to the Closing Date, shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.


      12.5 Confidentiality; Press Releases; Other Restricted Actions.

                    (a) The Company and GATOA agree to keep non-public information regarding Gator confidential and agree that they shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Company's and GATOA's directors, officers, employees, representatives, and agents who are involved with the transactions contemplated by this Agreement (but the Company shall be responsible for any unauthorized use or disclosure of such information by any such person), (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than Gator provided that such source is not bound by a confidentiality agreement with Gator or any of the Stockholders or their respective representatives or otherwise prohibited from transmitting such information to the Company and GATOA by a contractual, fiduciary or other legal obligation, and (iii) to the extent disclosure is required by law, regulation or judicial order by any governmental authority.

                    (b) Gator agrees to keep non-public information regarding the Company and GATOA confidential and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to Gator's directors, officers, employees, representatives, and agents who are involved with the transactions contemplated by this Agreement (but Gator shall be responsible for any unauthorized use or disclosure of such information by any such person), (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than the Company or GATOA provided that such source is not bound by a confidentiality agreement with the Company or GATOA or their respective representatives or otherwise prohibited from transmitting such information to Gator by a contractual, fiduciary or other legal obligation, and (iii) to the extent disclosure is required by law, regulation or judicial order by any governmental authority.

                    (c) Prior to any disclosure required by law, regulation or judicial order, the Company, GATOA or Gator, as the case may be, shall advise each of the others of such requirement so that it may seek a protective order.

                    (d) None of the Company, GATOA or Gator shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other party or, if required by law, without prior consultation with the other party.

                    (e) Unless the Closing shall occur, during the term of this Agreement and for a period of three years from any termination of this Agreement, the Company and GATOA, on the one hand, and Gator, on the other hand, shall not (i) initiate or maintain contact (except for contacts during the ordinary course of business or in connection with the transactions contemplated by this Agreement) with any officer, director or employee of the other, regarding its business operations, prospects or finances, except with the express written permission of the company employing such person, or (ii) solicit for hire any employees of the other, provided that each can, if it so elects, after the expiration of 18 months from any termination of this Agreement, hire any employee who, on his or her own volition, initiates contact with such company regarding possible employment.

                    (f) The Company acknowledges that the Company, directly or through Affiliates, is an existing or potential competitor of Gator in Gator's market area. Accordingly, to prevent any unfair use of confidential information of Gator, the Company agrees that if this Agreement is terminated, for a period of three (3) years after such termination, the Company agrees not to, and agrees to cause its Affiliates not to: (i) solicit any of Gator's landlords so as to jeopardize the status of any of Gator's Billboard Leases, (ii) lease, purchase or otherwise seek to obtain rights to any of Gator's Billboards or Billboard sites from Gator's landlords or any other party, or (iii) obtain or attempt to obtain a billboard site which Gator currently possesses or for which Gator is currently negotiating to establish a billboard site.

                    (g) The parties acknowledge the difficulty of determining money damages resulting from any breach of the provisions of this Section
      12.5. Accordingly, each agrees that the other shall be entitled to equitable relief, including an injunction, as well as any other remedies which may be available under applicable law with respect to any such breach. If any court of competent jurisdiction shall hold that any restriction contained in this Section 12.5 is too broad to be reasonable, such restriction shall be reduced to the extent necessary in the opinion of such court to make it reasonable, the intent of the parties being that the broadest protection allowed by law or equity apply with respect to such provision.

      12.6 Notices. Any notices or other communications required or permitted hereunder, shall be given in writing and personally delivered or sent by certified mail, return receipt requested addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

In the case of the Company:

William S. Levine
Chairman
Outdoor Systems, Inc.
1702 East Highland Avenue, Suite 310
Phoenix, Arizona  85016
(Fax) (602) 248-0884



With a copy to:

William A. Shearer, Jr., Esq.
Powell, Goldstein, Frazer & Murphy, LLP
191 Peachtree Street, N.E., Sixteenth Floor
Atlanta, Georgia  30303
(Fax) (404) 572-6600




In the case of Gator or the Stockholder Representative:

                    Peter D. Sleiman
                    4347-10 University Boulevard South
                    Jacksonville, Florida  32216
                    Fax:   (904) 731-1109


With a copy to:

                    Robert S. Bernstein, Esq.
                    FOLEY & LARDNER
                    The Greenleaf Building
                    200 Laura Street
                    Jacksonville, Florida 32202-3527
                    Fax:   (904) 359-8700

All such notices and communications shall be effective upon receipt when personally delivered, or if sent by certified mail, return receipt requested, when receipt is acknowledged.

      12.7 Entire Agreement. This Agreement together with all exhibits and schedules hereto (including the Disclosure Schedules) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement modification or waiver is sought. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      12.8 Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto, except that the Company may assign its rights hereunder to a wholly-owned subsidiary of the Company.

     12.9 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with Florida Law (without reference to the choice of law provisions of Florida Law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     12.10 Jurisdiction. Any action, suit or proceeding arising out of or in connection with this Agreement (collectively "Proceeding") shall be brought exclusively in the U.S. District Court for the Middle District of Florida or a state court of competent jurisdiction in Orange County,

Florida, including any Proceeding relating to the indemnification obligations of the Stockholders in Article X of this Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which such party may have to the laying of venue for any Proceeding in any such court.

     12.11 Expenses. Whether or not the transactions contemplated hereby are consummated, the parties hereto shall pay their own respective legal, accounting, out-of-pocket and other expenses.

     12.12 Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     12.13 Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12.15 No Third-Party Beneficiaries. No person (other than parties to this Agreement or their respective successors or permitted assigns) shall have or be construed to have any legal or equity right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     12.16 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue or authorship of any provision of this Agreement.

     12.17 Cumulative Remedies. All rights and remedies of any party hereto are cumulative of each other and of every right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GATOR OUTDOOR ADVERTISING,                OUTDOOR SYSTEMS, INC.
INC., a Florida corporation
                                          a Delaware corporation


By /s/ Peter Sleiman                         By /s/ William S. Levine
   --------------------------------             -----------------------------
     Name:  Peter Sleiman                    William S. Levine, Chairman
     Title: Chairman


                                             GATOA, INC.,
                                          a Florida corporation



                                             By /s/ William S. Levine
                                               ------------------------------
                                             William S. Levine, President


As to Articles V, X, XI and XII only:

/s/ Peter D. Sleiman                      /s/ Peter D. Sleiman
--------------------------------          --------------------------------
Peter D. Sleiman                          Peter D. Sleiman, as Stockholder
                                               Representative

    Anthony T. Sleiman by Peter Sleiman
/s/ Peter D. Sleiman, attorney in fact
--------------------------------
Anthony T. Sleiman


/s/ Joseph E. Sleiman
--------------------------------
Joseph E. Sleiman


/s/ Eli T. Sleiman, Jr.
--------------------------------
Eli T. Sleiman, Jr.

         "Stockholders"

                                TABLE OF CONTENTS

                                                                                                                PAGE


ARTICLE I
                                                    DEFINITIONS.................................................  1

ARTICLE II
                                               CLOSING DATE; CLOSING............................................  6
     2.1         Time and Place.................................................................................  6
     2.2         Proceedings and Deliveries Simultaneous........................................................  6
     2.3         Determination of Merger Price..................................................................  7

ARTICLE III
                                                    THE MERGER..................................................  7
     3.1         The Merger.....................................................................................  7
     3.2         Effect of the Merger...........................................................................  7
     3.3         Charter Documents; Directors; Officers.........................................................  8
     3.4         Merger Consideration...........................................................................  8
     3.5         Conversion of GATOA Common Stock...............................................................  8
     3.6         Tax Consequences...............................................................................  8

ARTICLE IV
                                                REPRESENTATIONS AND
                                                WARRANTIES OF GATOR.............................................  9
     4.1         Organization and Good Standing.................................................................  9
     4.2         Capitalization.................................................................................  9
     4.3         Subsidiaries...................................................................................  9
     4.4         Execution and Effect of Agreement..............................................................  9
     4.5         Financial Statements........................................................................... 10
     4.6         No Undisclosed Liabilities..................................................................... 10
     4.7         No Material Adverse Change; No Dividends....................................................... 10
     4.8         Taxes.......................................................................................... 10
     4.9         Billboards and Billboard Leases................................................................ 11
     4.10        Real Property and Material Leases of Real Property............................................. 12
     4.11        Permits; Compliance with Laws.................................................................. 12
     4.12        Insurance...................................................................................... 13
     4.13        Material Contracts............................................................................. 13
     4.14        Title to Properties; Absence of Encumbrances................................................... 14
     4.15        Restrictions................................................................................... 14
     4.16        Patents, Trademarks and Copyrights............................................................. 14
     4.17        Litigation..................................................................................... 15

     4.18        Regulatory Approval............................................................................ 15
     4.19        Environmental Matters.......................................................................... 15
     4.20        Collective Bargaining Agreements and Labor..................................................... 16
     4.21        Employee Benefit Plans; ERISA.................................................................. 16
     4.22        Employees At Will.............................................................................. 18
     4.23        Tangible Personal Property..................................................................... 18
     4.24        Affiliate Transactions......................................................................... 18
     4.25        HSRA Compliance................................................................................ 18

ARTICLE V
                                               REPRESENTATIONS AND
                                          WARRANTIES OF THE STOCKHOLDERS........................................ 19
     5.1         Stockholder Approval........................................................................... 19
     5.2         Title; Agreements.............................................................................. 19
     5.3         Execution and Effect of Agreement.............................................................. 19
     5.4         Investment Representations..................................................................... 19

ARTICLE VI
                                               REPRESENTATIONS AND
                                        WARRANTIES OF THE COMPANY AND GATOA..................................... 20
     6.1         Organization and Good Standing................................................................. 20
     6.2         Execution and Effect of Agreement.............................................................. 21
     6.3         Restrictions................................................................................... 21
     6.4         Litigation; Consents........................................................................... 21
     6.5         SEC Reports.................................................................................... 21
     6.6         Capitalization................................................................................. 22
     6.7         GATOA.......................................................................................... 22

ARTICLE VII
                                                COVENANTS OF GATOR,
                                               THE COMPANY AND GATOA............................................ 22
     7.1         Filings; Other Actions......................................................................... 22
     7.2         Stock Exchange Listing......................................................................... 23
     7.3         Access to Information.......................................................................... 23
     7.4         Conduct of Business............................................................................ 23
     7.5         Notification of Certain Matters................................................................ 25
     7.6         Affiliate Leases............................................................................... 25

ARTICLE VIII
                                              CONDITIONS PRECEDENT TO
                                       THE COMPANY'S AND GATOA'S OBLIGATIONS.................................... 25
     8.1         Representations and Warranties True............................................................ 25
     8.2         Covenants Performed............................................................................ 25

     8.3         No Judicial or Administrative Restraint........................................................ 25
     8.4         Officer's Certificate.......................................................................... 26

     8.5         Board and Stockholder Approval................................................................. 26
     8.7         Gator Capital Stock............................................................................ 26
     8.8         Articles of Merger............................................................................. 26
     8.9         Opinion of Counsel............................................................................. 26
     8.10        Non-Solicitation Agreements.................................................................... 26
     8.11        Non-Foreign Affidavit.......................................................................... 26

ARTICLE IX
                                               CONDITIONS PRECEDENT
                                               TO GATOR'S OBLIGATION............................................ 26
     9.1         Representations and Warranties True............................................................ 26
     9.2         Covenants Performed............................................................................ 27
     9.3         No Judicial or Administrative Restraint........................................................ 27
     9.4         Officers' Certificate.......................................................................... 27
     9.5         Board Approval................................................................................. 27
     9.6         Merger Consideration........................................................................... 27
     9.7         NYSE Listing................................................................................... 27
     9.8         Articles of Merger............................................................................. 27
     9.9         Opinion of Counsel............................................................................. 27

ARTICLE X
                                                  INDEMNIFICATION............................................... 27
     10.1        The Company's Rights to Indemnification........................................................ 27
     10.2        The Company's Right to Assert a Claim.......................................................... 28
     10.3        Third Party Claims............................................................................. 28
                 10.3.1    Notice and Defense................................................................... 28
                 10.3.2    Failure to Defend.................................................................... 29
     10.4        Payment........................................................................................ 29
     10.5        Threshold and Cap.............................................................................. 29
     10.6        Scope.......................................................................................... 29
     10.7        Stockholder Representative..................................................................... 29

ARTICLE XI
                                              REGISTRATION OF SHARES............................................ 31
     11.1        Registration Rights............................................................................ 31
     11.2        Indemnification................................................................................ 33
     11.3        Conduct of Indemnification Proceedings......................................................... 34
     11.4        Contribution................................................................................... 35
     11.5        Rule 144 Reporting............................................................................. 35
     11.6        Obligations of the Stockholders................................................................ 36
     11.7        Survival....................................................................................... 36

     11.8        Purchase Price Adjustment...................................................................... 36
     11.9        Price Protection............................................................................... 38


ARTICLE XII
                                                   MISCELLANEOUS................................................ 39
     12.1        No Brokers..................................................................................... 39
     12.2        Survival of Representations and Warranties..................................................... 39
     12.3        Specific Performance........................................................................... 39
     12.4        Termination.................................................................................... 39
     12.5        Confidentiality; Press Releases; Other Restricted Actions...................................... 40
     12.6        Notices........................................................................................ 42
     12.7        Entire Agreement............................................................................... 43
     12.8        Successors..................................................................................... 43
     12.9        Choice of Law.................................................................................. 43
     12.10       Jurisdiction................................................................................... 43
     12.11       Expenses....................................................................................... 44
     12.12       Severability................................................................................... 44
     12.13       Titles......................................................................................... 44
     12.14       Counterparts................................................................................... 44
     12.15       No Third-Party Beneficiaries................................................................... 44
     12.16       Construction................................................................................... 44
     12.17       Cumulative Remedies............................................................................ 44

                                LIST OF SCHEDULES


Schedule 4.5          Financial Statements
Schedule 4.6          Undisclosed Liabilities
Schedule 4.8          Taxes
Schedule 4.9          Billboards and Billboard Master Lease List
Schedule 4.10              Material Leases of Real Property
Schedule 4.11              Permits; Compliance with Laws
Schedule 4.12              Insurance
Schedule 4.13              Material Contracts
Schedule 4.14              Title to Properties; Absence of Encumbrances
Schedule 4.15              Restrictions
Schedule 4.16              Patents, Trademarks and Copyrights
Schedule 4.17              Litigation
Schedule 4.18              Regulatory Approval
Schedule 4.19              Environmental Matters
Schedule 4.20              Collective Bargaining Agreements and Labor
Schedule 4.21              Employee Benefit Plans; ERISA
Schedule 4.23              Tangible Personal Property
Schedule 4.24              Affiliate Transactions
Schedule 4.25              HSRA Compliance
Schedule 7.6          Affiliate Leases

                                LIST OF EXHIBITS


Exhibit 1.5                Form of Articles of Merger
Exhibit 3.4                Merger Consideration Percentages
Exhibit 5.2                Gator Capital Stock
Exhibit 7.6                Form of Amendment to Affiliate Lease

                                     EXHIBIT 3.4

                        MERGER CONSIDERATION PERCENTAGES


                 Peter D. Sleiman                     25%

                 Anthony T. Sleiman                   25%

                 Joseph E. Sleiman                    25%

                 Eli T. Sleiman, Jr.                  25%

                                   EXHIBIT 5.2

                               GATOR CAPITAL STOCK


                   STOCKHOLDER                    NUMBER OF SHARES

                 Peter D. Sleiman                    250 Shares

                 Anthony T. Sleiman                  250 Shares

                 Joseph E. Sleiman                   250 Shares

                 Eli T. Sleiman, Jr.                 250 Shares